EXHIBIT 15.3

éfense Cedex €5 497 100 726 417 R.C.S. Nanterre	éfense 1 à capital variable 366 315 R.C.S Nanterre
KPMG S.A. Tour EQHO 2 avenue Gambetta CS 60055 92066 Paris La Défense Cedex S.A. au capital de €5 497 100 775 726 417 R.C.S. Nanterre	ERNST & YOUNG Audit Tour First TSA 14444 92037 Paris-La Défense cedex France S.A.S à capital variable 344 366 315 R.C.S Nanterre
Commissaire aux Comptes Membre de la compagnie régionale de Versailles et du Centre	Commissaire aux comptes Membre de la compagnie régionale de Versailles et du Centre

TotalEnergies SE

Consent of Independent Registered Public Accounting firms

We hereby consent to the incorporation by reference in the following Registration Statements:

(1)

Registration Statement on Form F-3 (File Nos. 333-255641, 333-255641-01, 333-255641-02 and 333-255641-03) of TotalEnergies SE (formerly Total SE), TotalEnergies Capital International (formerly Total Capital International), TotalEnergies Capital Canada Ltd. (formerly Total Capital Canada Ltd.) and TotalEnergies Capital (formerly Total Capital), and

(2)	Registration Statement on Form S-8 (File No. 333- 264261 ) pertaining to the TotalEnergies Holdings USA, Inc. 2022 Employee Shareholder Plan.

of our report dated March 16, 2022, with respect to the consolidated financial statements of TotalEnergies SE and subsidiaries as of and for the years ended December 31, 2021 and December 31, 2020 included in this Annual Report (Form 20-F) of TotalEnergies SE for the year ended December 31, 2022.

Paris-La Défense, March 23, 2023

KPMG S.A.	ERNST & YOUNG Audit

Represented by

/s/ Pierre, Antoine Duffaud	/s/ ERNST & YOUNG Audit
Pierre, Antoine Duffaud Partner

/s/ Bertrand, Auguste, Hélen, Marie de Nucé de Lamothe
Bertrand, Auguste, Hélen, Marie de Nucé de Lamothe Partner